LAW OFFICES Ballard Spahr Andrews & Ingersoll, LLP 1735 MARKET STREET, 51ST FLOOR PHILADELPHIA, PENNSYLVANIA 19103-7599 215-665-8500 FAX: 215-864-8999 www.ballardspahr.com	BALTIMORE, MD BETHESDA, MD DENVER, CO LAS VEGAS, NV LOS ANGELES, CA PHOENIX, AZ SALT LAKE CITY, UT VOORHEES, NJ WASHINGTON, DC WILMINGTON, DE

April 25, 2008

Old Mutual Funds II 4643 South Ulster Street, Suite 600 Denver, CO 80237
Re:	Reorganization of Old Mutual Large Cap Growth Fund

Ladies and Gentlemen:

You have requested our opinion regarding certain United States federal income tax consequences in connection with the proposed transaction (the “Reorganization”) contemplated by the Plan of Reorganization (the “Plan”) dated as of December 18, 2007 by Old Mutual Funds II, a Delaware business trust (“Trust”), acting on behalf of Old Mutual Large Cap Growth Fund (“Selling Fund”), and Old Mutual Large Cap Growth Concentrated Fund (“Buying Fund”), each a separate series of Trust (together, Selling Fund and Buying Fund herein referred to as “the Funds”). The Reorganization is described in the Plan and in the Registration Statement of Trust on Form N-14 filed with the Securities and Exchange Commission on December 21, 2007 (the “Registration Statement”). Unless otherwise defined, all capitalized terms in this letter have the meanings set forth in the Plan.

For purposes of this opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants, statements and representations contained in originals or copies of the Plan, the exhibits attached thereto, the Registration Statement, and such other documents and instruments as we have deemed necessary or appropriate. In our examination of the foregoing materials, we have assumed the genuineness of all signatures, legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. We have assumed that such documents reflect all the material facts relating to the Reorganization. In addition, we have assumed that the Reorganization will be consummated in accordance with the terms of such documents and that none of the material terms and conditions contained therein will have been waived or modified prior to the consummation of the Reorganization.

Old Mutual Funds II

April 25, 2008

In rendering this opinion, we are relying upon the representations, warranties and covenants made by Trust in the Plan as well as on a letter of representation of even date hereto that we have received from an officer of the Trust, a copy of which is attached as Exhibit A hereto. We have not been asked to, nor have we undertaken to, verify the accuracy of these and other representations made to us. In this regard, we have assumed that any representation made “to the best of the knowledge,” “to the knowledge” or similarly qualified is correct without such qualification. As to all matters in which a person making a representation has represented that such person either is not a party to, does not have, or is not aware of, any plan or intention, understanding or agreement, we have likewise assumed that there is in fact no such plan, intention, understanding or agreement.

Based upon and subject to the foregoing, it is our opinion that, for federal income tax purposes:

1.         The reclassification of the shares of the Selling Fund and the change of the outstanding shares of the Selling Fund (“Selling Fund Shares”) into shares of the Buying Fund (“Buying Fund Shares”) based upon the net asset values of the Funds as provided in the Plan, such that all of the assets and liabilities of the Selling Fund will become assets and liabilities of the Buying Fund, will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and Selling Fund and Buying Fund each will be “a party to a reorganization” within the meaning of Section 368(b) of the Code.

2.         No gain or loss will be recognized by Selling Fund upon the attribution of its assets to Buying Fund solely in constructive exchange for Buying Fund Shares and Buying Fund’s constructive assumption of the liabilities of Selling Fund, or on the constructive distribution of Buying Fund Shares that are issued directly to the shareholders of Selling Fund (“Selling Fund Shareholders”).

3.         No gain or loss will be recognized by any Selling Fund Shareholder on the receipt of Buying Fund Shares in constructive exchange solely for Selling Fund Shares.

4.         A Selling Fund Shareholder’s basis for Buying Fund Shares received by the Selling Fund Shareholder will be the same as his basis for Selling Fund Shares constructively exchanged therefor.

5.         A Selling Fund Shareholder’s holding period for Buying Fund Shares will be determined by including such Selling Fund Shareholder’s holding period for the Selling Fund Shares constructively exchanged therefor, provided that the Selling Fund Shareholder held such Selling Fund Shares as capital assets as of the date of the Effective Time.

6.         No gain or loss will be recognized by Buying Fund upon the attribution of assets of Selling Fund in constructive exchange for Buying Fund Shares issued directly to Selling Fund Shareholders.

Old Mutual Funds II

April 25, 2008

7.         The basis to Buying Fund of the assets of Selling Fund will be the same as the basis of such assets in the hands of Selling Fund immediately prior to the Reorganization.

8.         The holding period with respect to the assets of Selling Fund attributed to Buying Fund in the Reorganization will include the holding period for such assets in the hands of Selling Fund immediately prior to the Reorganization.

9.         The tax year of Selling Fund will end on the date of the Effective Time, and Buying Fund will succeed to and take into account the items of Selling Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381 through 384 of the Code and the Treasury Regulations thereunder.

We express no opinion as to the tax consequences of the Reorganization except as expressly set forth above, or as to any transaction except the Reorganization. We also note that certain Selling Fund Shareholders may be subject to special rules because of their particular federal income tax status and that the tax consequences of the Reorganization to such Selling Fund Shareholders may accordingly differ from the ones of general application that are described above. This opinion is intended to satisfy the mutual condition precedent to the Reorganization set forth in Section 5(e) of the Plan, is being furnished to you solely for that purpose, and may not be relied upon by any other person without our express written consent. We expressly authorize Trust to file this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Our opinion is based upon the Code, Treasury regulations (proposed, temporary and final) promulgated thereunder, judicial decisions, interpretative rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all as in effect on the date hereof. All such legal authorities are subject to change, either prospectively or retroactively. We are not undertaking hereby any obligation to advise you of any changes in the applicable law subsequent to the date hereof, even if such changes materially affect the tax consequences of the Reorganization that are set forth above.

If any of the facts, assumptions or representations on which our opinion is based are incorrect, we expect you to advise us so that we may consider the effect, if any, on our opinion.

Our opinion has no binding effect on the Internal Revenue Service or the courts of any jurisdiction. No assurance can accordingly be given that, if the matter were contested, a court would agree with the legal conclusions set forth above.

Sincerely,

/s/ Ballard Spahr Andrews & Ingersoll, LLP

LAW OFFICES Ballard Spahr Andrews & Ingersoll, LLP 1735 MARKET STREET, 51ST FLOOR PHILADELPHIA, PENNSYLVANIA 19103-7599 215-665-8500 FAX: 215-864-8999 www.ballardspahr.com	BALTIMORE, MD BETHESDA, MD DENVER, CO LAS VEGAS, NV LOS ANGELES, CA PHOENIX, AZ SALT LAKE CITY, UT VOORHEES, NJ WASHINGTON, DC WILMINGTON, DE

April 25, 2008

Old Mutual Funds II 4643 South Ulster Street, Suite 600 Denver, CO 80237
Re:	Reorganization of Old Mutual Large Cap Fund

Ladies and Gentlemen:

You have requested our opinion regarding certain United States federal income tax consequences in connection with the proposed transaction (the “Reorganization”) contemplated by the Plan of Reorganization (the “Plan”) dated as of December 18, 2007 by Old Mutual Funds II, a Delaware business trust (“Trust”), acting on behalf of Old Mutual Large Cap Fund (“Selling Fund”), and Old Mutual Focused Fund (“Buying Fund”), each a separate series of Trust (together, Selling Fund and Buying Fund herein referred to as “the Funds”). The Reorganization is described in the Plan and in the Registration Statement of Trust on Form N-14 filed with the Securities and Exchange Commission on December 21, 2007 (the “Registration Statement”). Unless otherwise defined, all capitalized terms in this letter have the meanings set forth in the Plan.

For purposes of this opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants, statements and representations contained in originals or copies of the Plan, the exhibits attached thereto, the Registration Statement, and such other documents and instruments as we have deemed necessary or appropriate. In our examination of the foregoing materials, we have assumed the genuineness of all signatures, legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. We have assumed that such documents reflect all the material facts relating to the Reorganization. In addition, we have assumed that the Reorganization will be consummated in accordance with the terms of such documents and that none of the material terms and conditions contained therein will have been waived or modified prior to the consummation of the Reorganization.

Old Mutual Funds II

April 25, 2008

In rendering this opinion, we are relying upon the representations, warranties and covenants made by Trust in the Plan as well as on a letter of representation of even date hereto that we have received from an officer of the Trust, a copy of which is attached as Exhibit A hereto. We have not been asked to, nor have we undertaken to, verify the accuracy of these and other representations made to us. In this regard, we have assumed that any representation made “to the best of the knowledge,” “to the knowledge” or similarly qualified is correct without such qualification. As to all matters in which a person making a representation has represented that such person either is not a party to, does not have, or is not aware of, any plan or intention, understanding or agreement, we have likewise assumed that there is in fact no such plan, intention, understanding or agreement.

Based upon and subject to the foregoing, it is our opinion that, for federal income tax purposes:

1.         The reclassification of the shares of the Selling Fund and the change of the outstanding shares of the Selling Fund (“Selling Fund Shares”) into shares of the Buying Fund (“Buying Fund Shares”) based upon the net asset values of the Funds as provided in the Plan, such that all of the assets and liabilities of the Selling Fund will become assets and liabilities of the Buying Fund, will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and Selling Fund and Buying Fund each will be “a party to a reorganization” within the meaning of Section 368(b) of the Code.

2.         No gain or loss will be recognized by Selling Fund upon the attribution of its assets to Buying Fund solely in constructive exchange for Buying Fund Shares and Buying Fund’s constructive assumption of the liabilities of Selling Fund, or on the constructive distribution of Buying Fund Shares that are issued directly to the shareholders of Selling Fund (“Selling Fund Shareholders”).

3.         No gain or loss will be recognized by any Selling Fund Shareholder on the receipt of Buying Fund Shares in constructive exchange solely for Selling Fund Shares.

4.         A Selling Fund Shareholder’s basis for Buying Fund Shares received by the Selling Fund Shareholder will be the same as his basis for Selling Fund Shares constructively exchanged therefor.

5.         A Selling Fund Shareholder’s holding period for Buying Fund Shares will be determined by including such Selling Fund Shareholder’s holding period for the Selling Fund Shares constructively exchanged therefor, provided that the Selling Fund Shareholder held such Selling Fund Shares as capital assets as of the date of the Effective Time.

6.         No gain or loss will be recognized by Buying Fund upon the attribution of assets of Selling Fund in constructive exchange for Buying Fund Shares issued directly to Selling Fund Shareholders.

Old Mutual Funds II

April 25, 2008

7.         The basis to Buying Fund of the assets of Selling Fund will be the same as the basis of such assets in the hands of Selling Fund immediately prior to the Reorganization.

8.         The holding period with respect to the assets of Selling Fund attributed to Buying Fund in the Reorganization will include the holding period for such assets in the hands of Selling Fund immediately prior to the Reorganization.

9.         The tax year of Selling Fund will end on the date of the Effective Time, and Buying Fund will succeed to and take into account the items of Selling Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381 through 384 of the Code and the Treasury Regulations thereunder.

We express no opinion as to the tax consequences of the Reorganization except as expressly set forth above, or as to any transaction except the Reorganization. We also note that certain Selling Fund Shareholders may be subject to special rules because of their particular federal income tax status and that the tax consequences of the Reorganization to such Selling Fund Shareholders may accordingly differ from the ones of general application that are described above. This opinion is intended to satisfy the mutual condition precedent to the Reorganization set forth in Section 5(e) of the Plan, is being furnished to you solely for that purpose, and may not be relied upon by any other person without our express written consent. We expressly authorize Trust to file this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Our opinion is based upon the Code, Treasury regulations (proposed, temporary and final) promulgated thereunder, judicial decisions, interpretative rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all as in effect on the date hereof. All such legal authorities are subject to change, either prospectively or retroactively. We are not undertaking hereby any obligation to advise you of any changes in the applicable law subsequent to the date hereof, even if such changes materially affect the tax consequences of the Reorganization that are set forth above.

If any of the facts, assumptions or representations on which our opinion is based are incorrect, we expect you to advise us so that we may consider the effect, if any, on our opinion.

Our opinion has no binding effect on the Internal Revenue Service or the courts of any jurisdiction. No assurance can accordingly be given that, if the matter were contested, a court would agree with the legal conclusions set forth above.

Sincerely,

/s/ Ballard Spahr Andrews & Ingersoll, LLP